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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

Filed by the Registrant  [ ]
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         Check the appropriate box:
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         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to Rule 14a-12

                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)

                          RANGER GOVERNANCE, LTD.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    News Release
Ranger Governance Ltd.
300 Crescent Court * Suite 1000 * Dallas, TX 75201


                                                          For Immediate Release



Contact: Farrell Kramer
         214-871-5238



        Ranger Governance Statement: Changes to Computer Associates
                    Board Do Not Address "Key Concern"

             "CA, in Our Opinion, Continues to Be Run By Three
                        Underperforming Executives"


Dallas, TX, July 16, 2002 - Ranger Governance, Ltd., an organization that promotes good corporate governance, today issued the following statement:

Stephen Perkins, President of Ranger Governance, said: "The fact that Computer Associates continues to make changes to its board of directors does not address our key concern - CA, in our opinion, continues to be run by three underperforming executives who also sit on the board: Charles Wang, Sanjay Kumar and Russell Artzt. Nowhere has Computer Associates suggested that these three executives will be held responsible for the company's poor performance - CA's stock has lost nearly 60% of its value in the past 11 months. If shareholders believe that CA has performed well under the direction of these three executives, they should vote against Ranger's five nominees to the board. If, however, shareholders believe that change is necessary at Computer Associates in order to restore shareholder value, then they should vote for our Ranger nominees and our call for real change at CA."


Ranger Governance, Ltd. is a Dallas-based limited partnership formed by Charles and Sam Wyly in June of 2001 to promote good corporate governance.

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Ranger Governance, Ltd. ("Ranger") and certain other persons may be deemed participants in the solicitation of proxies from the stockholders of Computer Associates International, Inc. ("Computer Associates") in connection with Computer Associates' 2002 Annual Meeting of Stockholders. Information concerning such participants is available in Ranger's revised preliminary proxy statement on Schedule 14A (the "Revised Preliminary Proxy Statement") filed by Ranger with the Securities and Exchange Commission (the "SEC") on July 9, 2002.

STOCKHOLDERS OF COMPUTER ASSOCIATES ARE ADVISED TO READ RANGER'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH RANGER'S SOLICITATION OF PROXIES FROM COMPUTER ASSOCIATES STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Computer Associates and other interested parties may obtain, free of charge, copies of the Revised Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by Ranger with the SEC, at the SEC's Internet website at www.sec.gov. The Revised Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Ranger in the solicitation of proxies, toll-free at 1-800-607-0088.


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